Alliance Drilling Tools, LLC Evanston, Wyoming Financial Statements As of and for the Years Ended December 31, 2024 and 2023 Alliance Drilling Tools, LLC Table of Contents Page Independent Auditor's Report 1 - 2 Financial Statements Balance Sheets 3 Statements of Operations and Members' Equity 4 Statements of Cash Flows 5 Notes to the Financial Statements 6 - 14 Independent Auditor's Report To the Members Alliance Drilling Tools, LLC Evanston, Wyoming Opinion We have audited the accompanying financial statements of Alliance Drilling Tools, LLC (the Company), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations and members' equity, and cash flows for the years then ended, and the related notes to the financial statements. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Drilling Tools, LLC as of December 31, 2024 and 2023 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Alliance Drilling Tools, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Alliance Drilling Tools, LLC's ability to continue as a going concern within one year after the date that the financial statements are available to be issued. Auditor's Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in aggregate, they would influence the judgment made by a reasonable user based on the financial statements. 1 MN Eden Prairie | Mankato | Minneapolis BoulayGroup.com (t) 952.893.9320 Independent Auditor's Report In performing an audit in accordance with generally accepted auditing standards, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of Alliance Drilling Tools, LLC's internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management as well as evaluate the overall presentation of the financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Alliance Drilling Tools, LLC's ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit. Minneapolis, Minnesota May 12, 2025 2

Alliance Drilling Tools, LLC

Balance Sheets

December 31,		2024		2023
Assets				
Current assets				
Cash and cash equivalents	$	1,713,756	$	2,676,782
Investment in equity securities		382,878		363,509
Accounts receivable, net		2,406,495		3,021,340
Inventory		1,418,977		949,860
Total current assets		5,922,106		7,011,491
Property and equipment, net		3,668,564		2,971,586
Operating lease right-of-use asset		21,003		71,410
Total Assets	$	9,611,673	$	10,054,487
Liabilities And Members' Equity				
Current liabilities				
Current maturities of long-term debt	$	49,681	$	147,355
Accounts payable		317,231		362,433
Accrued expenses		271,528		652,552
Operating lease liability		22,399		52,738
Total current liabilities		660,839		1,215,078
Long-term debt, net of current maturities		208,749		530,396
Operating lease liability		-		22,399
Commitments and contingencies				
Members' Equity		8,742,085		8,286,614
Total Liabilities And Members' Equity	$	9,611,673	$	10,054,487

The accompanying notes are an integral part of these financial statements.

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Alliance Drilling Tools, LLC

Statements of Operations and Members' Equity

For the Years Ended December 31,		2024	%		2023	%
Revenue	$	10,110,523	100.0 %	$	12,104,591	100.0 %
Cost of revenues		4,432,565	43.8 %		4,664,677	38.5 %
Gross profit		5,677,958	56.2 %		7,439,914	61.5 %
General & administrative expenses		4,314,793	42.7 %		4,337,969	35.8 %
Operating income		1,363,165	13.5 %		3,101,945	25.7 %
Other income (expense)						
Interest income		67,887	0.7 %		56,069	0.5 %
Interest expense		(34,420)	(0.3)%		(24,909)	(0.2)%
Investment income (loss)		996	- %		(26,118)	(0.2)%
Other income		3,319	- %		-	- %
Total other income, net		37,782	0.4 %		5,042	0.1 %
Net Income		1,400,947	13.9 %		3,106,987	25.8 %
Distributions		(945,476)			(3,326,807)	
Change in members' equity		455,471			(219,820)	
Members' equity - beginning of year		8,286,614			8,506,434	
Members' equity - end of year	$	8,742,085		$	8,286,614	

The accompanying notes are an integral part of these financial statements.

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Alliance Drilling Tools, LLC

Statements of Cash Flows

For the Years Ended December 31,	2024	2023
Cash Flows from Operating Activities		
Net income	$ 1,400,947	$ 3,106,987
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation	637,256	548,985
Bad debt charge	52,151	-
(Gain) loss on sale of asset	(339,511)	(213,714)
Unrealized (gain) loss on equity investments	(996)	(1,931)
Noncash operating lease charge (credit)	(2,331)	(921)
Changes in operating assets and liabilities:		
Accounts receivable	562,694	629,794
Inventory	(469,117)	(550,727)
Accounts payable	(45,202)	(80,948)
Accrued expenses	(137,740)	119,834
Employee retention tax credit receivable	-	483,775
Net cash provided by operating activities	1,658,151	4,041,134
Cash Flows from Investing Activities		
Capital expenditures	(1,389,937)	(988,150)
Proceeds from sale of equipment	395,214	262,156
Purchase of equity securities	(18,373)	(15,750)
Net cash used in investing activities	(1,013,096)	(741,744)

Cash Flows from Financing Activities		
Payments of long-term debt	(419,321)	(195,694)
Distributions paid to members	(1,188,760)	(3,100,175)
Net cash used in financing activities	(1,608,081)	(3,295,869)
Net Increase (Decrease) in Cash and Cash Equivalents	(963,026)	3,521
Cash and Cash Equivalents - Beginning of Year	2,676,782	2,673,261
Cash and Cash Equivalents - End of Year	$ 1,713,756	$ 2,676,782
Supplemental Disclosure of Cash Flow Information:		
Cash paid during the year for:		
Interest	$ 34,420	$ 24,909
Supplemental Disclosure of Non-Cash Investing and Financing Activities:		
Distributions payable	$ 12,460	$ 255,744

The accompanying notes are an integral part of these financial statements.

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Alliance Drilling Tools, LLC
Notes to the Financial Statements
December 31, 2024 and 2023

1. Summary of Significant Accounting Policies

Nature of Business

Alliance Drilling Tools, LLC (the "Company") is a limited liability company established in 2009 and operates a drilling equipment supply and repair business for oil and gas, geothermal, mining and water-well industries. The Company has four locations in Wyoming, Utah and Texas. The Company both rents and sells drilling equipment and supplies to customers.

Rental Equipment

The Company's assets are rental equipment which consists of equipment utilized in equipment rental operations. When rental equipment is acquired, the Company uses historical experience, industry residual value and the monitoring of market conditions to set depreciation rates. The Company estimates the period that it will hold the asset, primarily based on historical measures of the amount of equipment usage and the targeted age of equipment at the time of disposal.

Basis of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Revenue Recognition

The Company is principally engaged in the business of renting equipment. Ancillary to the Company’s principal equipment rental business, the Company also sells used rental equipment, new equipment, parts and supplies, and offers repair services to support its customers.

Equipment Rental

The Company's rental transactions are accounted for under ASC Topic 842, Leases, ("Topic 842"). Equipment rental revenue includes revenue generated from renting equipment to customers and is recognized on a straight-line basis over the length of the rental contract. Provisions for discounts, rebates to customers and other adjustments are provided for in the period the related revenue is recorded.

Equipment Sales and Repair Revenue

The Company's sale of rental and new equipment, parts and supplies along with repair services provided to customers is recognized under ASC Topic 606, Revenue from Contracts with Customers, ("Topic 606").

The Company determines revenue recognition through the following steps:

- Identification of the contract or contracts with a customer;
- Identification of the performance obligations in the contract;
- Determination of the transaction price;
- Allocation of the transaction price to the performance obligations in the contract; and
- Recognition of revenue when or as the Company satisfies the performance obligations.

Revenues for equipment and supplies sales are recognized when control of these products is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products. Control is generally transferred when the Company has a legal right to payment and usually occurs when products are delivered or picked up by the Customer. Payment for products is usually received shortly after control of the product transfers to the customer.

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Alliance Drilling Tools, LLC Notes to the Financial Statements December 31, 2024 and 2023 1. Summary of Significant Accounting Policies (Continued) Revenue Recognition (Continued) The Company records reductions to revenues related to future product returns, allowances and rebates based on the Company’s expectations and historical experience. Variable consideration is estimated at the most likely amount that is expected to be earned and is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as a fulfillment cost and are included in cost of goods sold. Sales and other taxes collected from customers that are remitted to governmental authorities are excluded from revenues. The Company has elected to expense the incremental costs incurred to obtain a contract, as the amortization period is less than a year. The Company recognizes revenue for repair services as the services are provided. Service and repair revenues are typically invoiced together with a customer’s rental amounts, and therefore, it is not practical for the Company to separate the accounts receivable amount related to services and other revenues that are accounted for under Topic 606; however, such amount is not considered material. Revenue disaggregated by revenue stream and timing of revenue recognition were as follows for the year ended December 31, 2024: Equipment Sales and Repair Revenue Equipment Rental Revenue Total Revenue recognized at a point in time $ 3,097,569 $ - $ 3,097,569 Revenue recognized over time - 7,012,954 7,012,954 Total revenue $ 3,097,569 $ 7,012,954 $ 10,110,523 Revenue disaggregated by revenue stream and timing of revenue recognition were as follows for the year ended December 31, 2023: Equipment Sales and Repair Revenue Equipment Rental Revenue Total Revenue recognized at a point in time $ 3,494,797 $ - $ 3,494,797 Revenue recognized over time - 8,609,794 8,609,794 Total revenue $ 3,494,797 $ 8,609,794 $ 12,104,591 Accounting Estimates Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; allowance for inventory obsolescence; collectability of accounts receivable; and other contingencies. 7 Alliance Drilling Tools, LLC Notes to the Financial Statements December 31, 2024 and 2023 1. Summary of Significant Accounting Policies (Continued) Cash and Cash Equivalents The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company’s cash and cash equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. At December 31, 2024 and 2023, cash equivalents were approximately $1,100,000 and $1,215,000, respectively. Accounts Receivable Credit terms are extended to customers in the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition, and generally requires no collateral. The Company maintains an allowance for expected credit losses on accounts receivables, which is recorded as an offset to accounts receivable. Changes in the allowance for credit losses are included as a component of operating expenses in the Statements of Operations and Members' Equity. The Company assesses credit losses on a collective basis where similar risk characteristics exist. Risk characteristics considered by the Company include customer type, geography, market, credit risk, and age of receivable. Receivables that do not share risk characteristics with other receivables, or where known collectability issues exist, are evaluated on an individual basis. In determining the allowance for credit losses, the Company considers historical loss rates, adjusted for current market conditions, and reasonable and supportable forecasts of future economic conditions, when applicable. Accounts considered to be uncollectible are written off against the allowance for credit losses. The Company determined that an allowance for credit losses was not necessary as of December 31, 2024 and 2023. The opening balances of accounts receivable were approximately $3,651,000 as of January 1, 2023. Investment in Equity Securities The Company carries all investments in equity securities at fair value and records the subsequent changes in values in the Statements of Operations and Members' Equity as a component of investment income or loss. Inventory Inventories consist of purchased equipment and supplies which are stated at the lower of cost determined using the weighted-average cost method, or net realizable value. The Company evaluates inventories for obsolescence and excess quantities on an ongoing basis. The evaluation includes analysis of inventory levels, expected product lives, sales levels by product and projections of future sales demand. Future product introductions and related inventories may require additional provisions based upon changes in demand or introduction of competing technologies. Increases in the reserve for excess and obsolete inventory result in a corresponding charge to cost of goods sold. 8 Alliance Drilling Tools, LLC Notes to the Financial Statements December 31, 2024 and 2023 1. Summary of Significant Accounting Policies (Continued) Property and Equipment Property and equipment are stated at cost. Depreciation and amortization are provided over estimated useful lives by the use of the straight-line method. Maintenance and repairs are expensed as incurred; major improvements and betterments are capitalized. Depreciation is provided for using the straight-line method over the estimated useful lives as follows for the major classes of assets: Asset Description Estimated Lives Buildings 39 years Computer equipment 5-7 years Rental equipment 5 years Vehicles and other transportation 5 years Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. Depreciation expense was approximately $637,000 and $549,000 for December 31, 2024 and 2023, respectively. Leases The Company determines if an arrangement is a lease at inception. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The right to control the use of an asset includes the right to obtain substantially all of the economic benefits of the underlying asset and the right to direct how and for what purpose the asset is used. Right-of-use (ROU) assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when readily determinable. The Company has elected to use the incremental borrowing rate determining the present value of lease payments for all asset classes. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. For lease agreements that contain both lease and non-lease components, the Company has elected to account for the lease and non-lease components as a single lease component. The Company has elected to not apply the requirements of ASC 842 for short-term leases. Short-term leases are defined as leases that, at the commencement date, have lease terms of twelve months or less. Rent expense, including the effects of lease incentives, is recognized on a straight-line basis over the term of the lease. 9 Alliance Drilling Tools, LLC Notes to the Financial Statements December 31, 2024 and 2023 1. Summary of Significant Accounting Policies (Continued) Fair Value of Financial Instruments The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:  Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the Company at the measurement date.  Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.  Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date. The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and other financial working capital items approximate fair value at December 31, 2024 and 2023, due to the short maturity nature of these items. Income Taxes The Company is taxed as an S Corporation under the IRC, and as a result, members are taxed on their proportionate share of the Limited Liability Company's (LLC's) taxable income. The LLC is generally not subject to either federal or state income taxes at the entity level. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. Primarily due to the Company's income tax status, no significant tax uncertainties exist at December 31, 2024 and 2023. The Company is no longer subject to U.S. federal income tax examinations for years before 2021, with few exceptions, and is no longer subject to state and local or non-U.S. income tax examinations by tax authorities for years before 2021. Advertising The Company expenses the costs of advertising as incurred. Advertising expense for the years ended December 31, 2024 and 2023 was approximately $55,000 and $39,000, respectively. 10

Alliance Drilling Tools, LLC
Notes to the Financial Statements
December 31, 2024 and 2023

1. Summary of Significant Accounting Policies (Continued)

Recently Adopted Accounting Pronouncements

Effective January 1, 2023, the Company adopted Financial Accounting Standards Board Accounting Standards Update (ASU) No. 2016-13, Financial Instruments - Credit Losses (Topic 326). This guidance changes the methodology to be used to measure credit losses for certain instruments and financial assets, including trade receivables. The new methodology requires the recognition of an allowance that reflects the current estimate of credit losses expected to be incurred over the life of the financial asset. The adoption of the guidance did not have a material impact on the Company's financial statements.

In November 2023, the FASB issued ASU 2023-07: Improvements to Reportable Segment Disclosures. This ASU, which amends Topic 280: Segment Reporting, improves disclosure requirements for reportable segments and enhances disclosures for companies with single reportable segments. The Company has a single reportable segment, based on the nature of its operations. The nature of business and the accounting policies of the segment are the same as described throughout Note 1. The Company's Chief Operating Decision Maker ("CODM") is its executive team. The CODM assesses the reportable segment's performance and allocates resources for the reportable segment based on the net income and total assets, which are the same amounts in all material respects as those reported on the Statements of Operations and Balance Sheets. The Company adopted the standard on January 1, 2024. The adoption did not have a material impact on the Company's financial statements.

Subsequent Events

On March 3, 2025, the Company was acquired by Star Equity Holdings, Inc. and Subsidiaries.

The Company has evaluated subsequent events through May 12, 2025, the date which the financial statements were available to be issued.

2. Concentrations

One customer accounted for 10% of total accounts receivable at December 31, 2024. Two customers accounted for approximately 23% of total sales for the year ended December 31, 2024, and one customer accounted for 12% of total sales for the year ended December 31, 2023.

3. Investments

Investments in equity securities as of December 31, 2024 and 2023 are summarized based on the primary industry of the investee in the table below.

December 31, 2024	Cost Basis	Net Unrealized (Losses)	Fair Value (1)
Banks and finance	$ 409,156	$ (26,278)	$ 382,878

December 31, 2023	Cost Basis	Net Unrealized (Losses)	Fair Value (1)
Banks and finance	$ 390,783	$ (27,274)	$ 363,509

(1) The fair value of the Company's equity investments are determined based on readily available market data and are classified as level 1 fair value measurements.

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Alliance Drilling Tools, LLC
Notes to the Financial Statements
December 31, 2024 and 2023

4. Receivables

Receivables consist of the following at December 31:

	2024	2023
Trade accounts receivable	$ 2,379,567	$ 3,021,340
Other receivable	26,928	-
Totals	$ 2,406,495	$ 3,021,340

5. Property and Equipment

Property and equipment consists of the following at December 31:

	2024	2023
Building	$ 1,765,464	$ 1,765,464
Computer equipment	35,703	27,589
Rental equipment	6,637,658	5,358,767
Vehicles and other transportation	1,004,120	1,014,146
	9,442,945	8,165,966
Less: Accumulated depreciation	5,774,381	5,194,380
Totals	$ 3,668,564	$ 2,971,586

6. Accrued Expenses

Accrued expenses consist of the following at December 31:

	2024	2023
Accrued compensation, related benefits and taxes	$ 215,793	$ 311,729
Other accrued expenses	3,747	4,247
Sales tax payable	39,528	80,832
Distributions payable	12,460	255,744
Totals	$ 271,528	$ 652,552

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Alliance Drilling Tools, LLC
Notes to the Financial Statements
December 31, 2024 and 2023

7. Lease Commitments

The Company leases one of its building locations under an operating lease that expires May 2025. The lease contains monthly payments of approximately $4,500 in addition to the Company's responsibility for variable payments including utilities, repairs, and maintenance pursuant to the terms of this lease. The Company also has a lease for an office space on a month to month basis for payments of $1,000.

The components of lease expense consist of the following for the years ended December 31:

	2024	2023
Operating lease expense	$ 51,669	$ 52,540
Short-term lease expense	12,000	12,000
Variable lease expense	2,285	-
Total lease expense	$ 65,954	$ 64,540

Supplemental cash flow and other information related to leases is as follows as of and for the years ended December 31:

	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:		
Operating cash flows from operating leases	$ 54,000	$ 54,000
Weighted average remaining lease term - operating leases (years)	0.4	1.4
Weighted average discount rate - operating leases	2.7 %	2.7 %

Scheduled maturities of lease liabilities were as follows at December 31, 2024:

	Operating Leases
2025	$ 22,399
Total lease liabilities	$ 22,399

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Alliance Drilling Tools, LLC
Notes to the Financial Statements
December 31, 2024 and 2023

8. Long-Term Debt

Long-term debt consists of the following at December 31:

		2024		2023
Bank term loan due in monthly installments of $5,164, which includes interest, maturing in January 2030. Interest is assessed at the rate of 5% through December 2024. In January 2025, the rate was reassessed at the prime rate plus 1%, totaling 8.5%, which will be the rate until maturity in January 2030.	$	258,430	$	304,328
Note payable to related party (former member), due in monthly installments of $7,000. The note payable to related party has no stated interest rate and was fully paid off in 2024.		-		260,000
Vehicle loan with interest rate of 9.14%, which requires monthly payments of $1,102, which was fully paid off in 2024.		-		58,295
Vehicle loan with interest rate of 9.14%, which requires monthly payments of $1,102, which was fully paid off in 2024.		-		55,128
Total long-term debt		258,430		677,751
Less amounts due in one year		49,681		147,355
Net long-term debt	$	208,749	$	530,396

Scheduled maturities of long-term debt are as follows at December 31, 2024:

2025	$	49,681
2026		52,223
2027		54,895
2028		57,704
2029		43,927
Total	$	258,430

9. Members' Equity

The Company has one class of membership units. These units have no par value. Units confer rights regarding voting and management of the Company as well as rights regarding the allocation of profits or losses and to distributions or liquidation proceeds from the Company. As of December 31, 2024 and 2023, there were 1000 membership units authorized, issued, and outstanding.

10. Employee Benefit Plans

The Company has a discretionary 401(k) and profit sharing plan for substantially all employees who have attained a certain age and service requirements. The Company matches 100% of contributions up to a max of 5% of the participant's compensation. The Company may also make discretionary matching contributions with management's approval. Contributions of approximately $97,000 and $94,000 were made for the years ended December 31, 2024 and 2023, respectively.

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